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                                                                    EXHIBIT 99.3


                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               DAVRIC CORPORATION
                                       AND

                             ASI CAPITAL CORPORATION


THIS AGREEMENT dated March 23, 2007 between DAVRIC CORPORATION (SELLER) and ASI CAPITAL CORPORATION (BUYER) serves as the mutually agreed upon purchase of a Promissory Note in the amount of Seven Hundred Sixty Thousand and no/100 Dollars ($760,000.00). This note is secured by a Deed of Trust on Parcel 139-05-801-001, representing two and one half acres +/- located in Clark County Nevada. All terms and conditions of this note shall remain unchanged unless mutually agreed upon by respective parties.

Effective date of this Agreement shall be March 28, 2007.



SELLER:                                      BUYER:

DAVRIC CORPORATION                           ASI CAPITAL CORPORATION


/s/ JERRY E. POLIS                           /s/ JOHN R. BLACKMON
Jerry E Polis, President                     John R Blackmon, President